Exhibit 99.1

Stanley Black & Decker Reports 4Q And Full Year 2021 Results

Robust Customer Demand Drove Record 2021 Full Year Organic Revenue Growth* of 17% and 30% Adjusted Diluted EPS* Expansion

Created More Focused Portfolio Through Outdoor Power Equipment Acquisitions and Announced Security Business Divestiture

Approximately $4 Billion Share Repurchase to Begin in First Quarter

New Britain, Connecticut, February 1, 2022 … Stanley Black & Decker (NYSE: SWK) today announced fourth quarter and full year 2021 financial results.

The Company’s results represent continuing operations and exclude the commercial electronic security and healthcare businesses following the announced divestiture in December 2021, unless specifically noted. This transaction is expected to close in the first half of 2022. These businesses previously were included in the Security segment and have been recorded as discontinued operations.

•Full Year Revenue Growth Of 20% To $15.6 Billion; Record 17% Organic Revenue Growth*
•Full Year Diluted GAAP EPS Was $9.62; Excluding Charges, Full Year Diluted EPS* Was A Record $10.48, Up 30% Versus Prior Year
•Fourth Quarter Revenues Were $4.1 Billion, Up 2% Versus Prior Year Led By Acquisitions And Price Realization
•4Q’21 Diluted GAAP EPS Was $1.77; Excluding Charges, 4Q’21 Diluted EPS* Was $2.14
•Closed MTD And Excel Acquisitions In The Fourth Quarter, Creating A Strong Leadership Position In The Outdoor Power Equipment Industry
•Approximately $4 Billion Share Repurchase Program Is Expected To Be Executed In 2022 With $2.0 - $2.5 Billion Expected To Occur In The First Quarter
•Guiding 2022 Full Year Diluted GAAP EPS Of $10.10 To $10.70 And Adjusted EPS* Of $12.00 To $12.50; Free Cash Flow* Expected To Approximate $2.0 Billion

The 2021 total diluted GAAP earnings per share, inclusive of net earnings from discontinued operations, for the fourth quarter and full year was $1.99 and $10.16,
*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
respectively. The 2021 total diluted non-GAAP earnings per share, inclusive of net earnings from discontinued operations,* for the fourth quarter and full year was $2.43 and $11.20, respectively.

“Stanley Black & Decker delivered record revenue and earnings growth in 2021 supported by robust customer demand and our growing portfolio of product innovations,” said Stanley Black & Decker’s CEO Jim Loree. “We completed 2021 with a series of strategic transactions that focused our core business, including establishing Stanley Black & Decker as a global leader in the $25 billion outdoor power equipment market as well as announcing the pending sale of our electronic security business. The actions strengthen our number one position in tools, while also allowing us to return approximately $4 billion in value to our shareholders in 2022 through active stock repurchases.”

“While we continued to navigate an extremely dynamic supply chain and inflationary environment as the year progressed, we are focused on even stronger day-to-day operational execution, inventory management and pricing realization. Most importantly, we are leveraging key investments in product innovation, strategic growth initiatives as well as capacity expansions to better serve our customers who are experiencing unprecedented demand. We are well positioned with a more focused portfolio that provides us a compelling multi-year runway for growth, margin expansion and long-term shareholder value creation,” concluded Loree.

4Q’21 Key Points:

•Net sales for the quarter were $4.1 billion, up 2% versus prior year as price (+5%) and acquisitions (+6%) were partially offset by lower volume (-8%) and currency (-1%). Volume was impacted by a series of logistical and other supply chain challenges.

•The gross margin for the quarter was 28.3%. Excluding charges, gross margin* was 29.0%, down 630 basis points from prior year as price realization was more than offset primarily by commodity inflation, higher supply chain costs to serve demand and lower volumes.

•Growth investments were deployed across the businesses, with SG&A 23.3% of sales. Excluding charges, SG&A expenses* were 20.0% of sales, relatively consistent with 3Q’21.

•The tax rate was (79.3%). Excluding charges, tax rate* was (31.7%) due to the realization of certain income tax credits versus 13.9% in 4Q’20.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
•Full year free cash was $144 million primarily due to a $1.8 billion increase in inventory, excluding acquisitions, to support the strong demand outlook and longer lead times related to the challenged global supply chain. This included a substantial increase in inventory in transit of $600 million as well as higher unit costs associated with the inflation. At least $500 million of this inventory increase is anticipated to reverse in 2022.

Donald Allan Jr., President and CFO, commented, “In 2021, we delivered 17% organic revenue growth with operating profit expansion and 30% adjusted EPS growth. While we were not satisfied with the fourth quarter volume and cash flow performance driven by the constrained and congested supply chain, we are confident in the steps we have taken and are continuing to take. We exit the year having implemented price increases to mitigate inflationary impacts while improving efficiencies and investing in expanded capacity to support the continued growth we project in 2022 and beyond.

“Going forward, the organization is focused on driving above market organic growth, delivering on our price and cost control measures, successfully integrating MTD and Excel into the portfolio and leveraging the SBD Operating Model to improve our working capital efficiency in 2022. We expect executing on these actions, as well as on our $4 billion allocation to repurchase shares, will deliver total revenue growth in the mid-twenties, 15% to 19% adjusted earnings per share growth and a strong free cash flow performance in 2022.”

4Q’21 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex- Charges*	Profit Rate	Profit Rate Ex-Charges*

Tools & Storage	$3,372	$235.2	$150.8	$386.0	7.0%	11.4%

Industrial	$610	$53.7	$3.3	$57.0	8.8%	9.3%
1 See Acquisition-Related And Other Charges On Page 5

•Tools & Storage net sales increased 3% versus 4Q’20 as the acquisitions of MTD and Excel (+7%) and price (+5%) were partially offset by lower volume (-8%) and currency (-1%). Regional organic growth was strong in the emerging markets (+7%), with weaker performances in North America (-5%) and Europe (-4%) due to 2020 holiday shipment timing and supply-related volume constraints. Pricing actions delivered strong mid-single digit growth in response to commodity inflation and higher costs to serve. End-user
*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
demand remained strong across all markets driven by the consumer reconnection with the home and garden and eCommerce. Point-of-sale demand grew high-single digits in U.S. retail and channel inventory continued to be below historical levels. Emerging markets growth was experienced across all regions and was led by continued strong professional demand. The Tools & Storage segment profit rate, excluding charges, was 11.4%, down from 20.5% in 4Q’20, as price benefits were more than offset by inflation, higher pandemic-related supply chain costs, growth investments and lower volume.

•Industrial net sales declined 7% versus 4Q’20 as price (+3%) was more than offset by volume (-9%) and currency (-1%). Engineered Fastening organic growth was down 9% as strong general industrial growth was offset by market-driven aerospace declines and lower automotive OEM production resulting from the global semiconductor shortage. Infrastructure organic revenues were up 3%, as 18% growth in Attachment Tools was partially offset by significantly lower pipeline project activity in Oil & Gas. The Industrial segment profit rate, excluding charges, was 9.3%, down versus 14.5% in 4Q’20, as the benefits from price were more than offset by commodity inflation and lower volume in higher-margin automotive and aerospace fasteners.

2022 Outlook

Management expects 2022 EPS to be in the range of $10.10 to $10.70 on a GAAP basis, and between $12.00 to $12.50 on an adjusted basis, reflecting year-over-year adjusted EPS growth of 15% to 19%. Free cash flow is expected to approximate $2.0 billion as the Company focuses on serving its customers while leveraging the SBD Operating Model to drive working capital efficiency.

The following represents key 2022 adjusted EPS assumptions at the midpoint:

•Price of 6% to 7% to exceed carryover headwinds, +$1.20 to +$1.30
•Carryover growth investments, net of cost inflation -$0.20
•Outdoor acquisition accretion, +$0.60
•2022 impact of share repurchase program, offsetting tax rate and other below the line items, +$0.10

The difference between 2022 GAAP and adjusted EPS guidance is $1.80 to $1.90, consisting of acquisition-related and other charges. These forecasted charges primarily relate to integration costs and cost reduction actions.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Acquisition-Related And Other Charges

Total pre-tax acquisition-related and other charges in 4Q'21 were $105.0 million, primarily related to a non-cash fair value adjustment, non-cash inventory step-up charges, deal costs, and restructuring partially offset by a gain on investment. Gross profit included $28.2 million of these charges while SG&A included $132.2 million. Other, net included a gain of $54.1 million and Restructuring included $1.7 million of these charges. Acquisition-related and other charges also included a $3.0 million pre-tax gain related to a business divested during the fourth quarter.

Conference Call & Webcast

The Company will host a conference call with investors today, February 1, 2022, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call and an accompanying slide presentation will be available through a live webcast on the "Investors" section of Stanley Black & Decker's website, www.stanleyblackanddecker.com under the subheading "News & Events." The event can also be accessed by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297. Please use the conference identification number 8629369. A replay will also be available two hours after the call and can be accessed on the "Investors" section of Stanley Black & Decker's website, or at (855) 859-2056 / +1 (404) 537-3406 using the passcode 8629369. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

About Stanley Black & Decker

Stanley Black & Decker, an S&P 500 company, is a leading $15.6 billion global diversified industrial with over 60,000 employees in more than 60 countries who make the tools, products and solutions to deliver on its Purpose, For Those Who Make The World. The Company operates the world’s largest tools and outdoor business and is a global industrial leader of highly engineered solutions within its engineered fastening and infrastructure businesses. Learn more at www.stanleyblackanddecker.com.

Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Cort Kaufman
Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741

Christina Francis
Director, Investor Relations
christina.francis@sbdinc.com
(860) 438-3470

Media Contacts:

Shannon Lapierre
Chief Communications Officer
shannon.lapierre@sbdinc.com
(860) 259-7669

Debora Raymond
Vice President, Public Relations
debora.raymond@sbdinc.com
(203) 640-8054

Non-GAAP Financial Measures
Organic sales growth, or organic growth, is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months and any foreign currency impacts divided by prior year sales. Operating profit is defined as sales less cost of sales and selling, general and administrative expenses. Operating margin is operating profit as a percentage of sales. Operating profit and operating margin are shown both inclusive and exclusive of acquisition-related and other charges. Management uses operating profit and operating margin as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Diluted EPS, excluding charges, or adjusted EPS, is diluted GAAP EPS excluding the impacts of acquisition-related and other charges. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners, and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common and preferred stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The Non-GAAP statement of operations and business segment information is reconciled to GAAP on pages 12 through 15. The Company considers the use of the Non-GAAP financial measures above relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of acquisition-related and other charges and ensures appropriate comparability to operating results of prior periods.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions (such as Brexit), commodity prices, inflation and deflation, and currency exchange rates; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, data privacy, anti-bribery, anti-corruption, government contracts and trade controls such as section 301 tariffs and section 232 steel and aluminum tariffs; (iv) the economic, political, cultural and legal environment of emerging markets, particularly Latin America, Russia, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact the tightened credit markets and change to LIBOR and other benchmark rates may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, pandemics, sanctions, political unrest, war, terrorism or natural disasters; (xii) the continued consolidation of customers, particularly in consumer channels and the Company’s continued reliance on significant customers; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions and climate change; (xv) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in customer preferences, product demand and fulfilling demand for new and existing products, and learning, adapting and integrating new technologies into products, services and processes; (xvi) changes in the competitive landscape in the Company's markets; (xvii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xviii) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xix) potential adverse developments in new or pending litigation and/or government investigations; (xx) the incurrence of debt and changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxi) substantial pension and other postretirement benefit obligations; (xxii) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (xxiii) attracting and retaining key employees, managing a workforce in many jurisdictions, work stoppages or other labor disruptions; (xxiv) the Company's ability to keep abreast with the pace of technological change; (xxv) changes in accounting estimates; (xxvi) the Company’s ability to protect its intellectual property rights and associated reputational impacts; (xxvii) the continued adverse effects of the COVID-19 pandemic and an indeterminate recovery period; (xxviii) the possibility that the Company does not achieve the intended financial benefits from the acquisition of MTD; (xxix) the failure to consummate, or a delay in the consummation of, the Security sale transaction for various reasons (including but not limited to failure to receive, or delay in receiving, required regulatory approvals and meet customary closing conditions); (xxx) the failure to undertake or complete, or a delay in the timing of, the share repurchase program; and (xxxi) failure to realize the expected benefits of the Company's capital allocation strategy and share repurchase program.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.
*Non-GAAP Financial Measure As Further Defined On Page 6